UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 27, 2011
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported a fourth quarter 2010 GAAP Net Loss Attributable to the Company of $10 million, compared to a $7.2 million net loss in the third quarter of 2010. The net loss for the fourth quarter was primarily driven by $32.6 million in Provision for Loan Losses, largely attributable to continued credit-related stress in the commercial real estate (“CRE”) portfolio at the Company's Northern California banking affiliate.

After accounting for non-cash equity adjustments and preferred dividends, BPFH reported a fourth quarter 2010 GAAP net loss per share of $0.14 compared to a $0.10 GAAP net loss per share in the third quarter of 2010.

For the full year 2010, the Company reported a GAAP net loss of $11 million, compared to GAAP net income of $5.2 million for 2009. After accounting for non-cash equity adjustments and preferred dividends, BPFH reported a 2010 GAAP net loss per share of $0.29, compared to a $0.52 GAAP net loss per share for 2009.

In addition to reporting fourth quarter results, the Company made two additional restructuring announcements.

The BPFH board of directors has approved a plan to merge the Company's four private banks into one consolidated banking entity. While subject to regulatory and related approvals, the Company intends to begin immediately working on a 12-month integration program. The Company believes that the integration, when fully implemented, will result in estimated cost savings of up to 9% of the Company's current banking cost base.

In a separate announcement, BPFH's wealth advisory affiliate Coldstream Holdings, Inc. announced today that it has repurchased all of BPFH's stock holdings in the firm. BPFH had been a minority shareholder of Coldstream since 2002. Coldstream contributed less than $0.1 million to the Company's total revenue in 2010.  This transaction is expected to result in a pre-tax gain of $0.5 million in the first quarter of 2011.

Key Financials (Note: All comparisons relate only to continuing operations).

•	Revenue for the fourth quarter was $76.4 million, an increase of $2.6 million, or 4%, from $73.7 million on a linked quarter basis. On a year to date basis, Revenue was up 2% to $292.5 million.

◦
Net Interest Income for the fourth quarter was $45 million, a decrease of $1.5 million, or 3%, from $46.4 million on a linked quarter basis. On a year to date basis, Net Interest Income was up 13% to $180.7 million.

◦
Fee Income (Investment Management, Wealth Advisory and Other Private Banking Fees) for the fourth quarter was $26.7 million, an increase of $1.2 million, or 5%, from $25.5 million on linked quarter basis. On a year to date basis, Fee Income was up 10%, to $103.5 million.

•
Net Interest Margin for the fourth quarter was 3.18%, down 24 basis points from 3.42% on a linked quarter basis, primarily due to the expiration of an interest rate hedge in November, the impact of new non accrual loans in both the fourth quarter and late in the third quarter, as well as residential loans that repriced at lower rates. Net Interest Margin for the year was 3.30%, up 21 basis points from the prior year, primarily due to BPFH's banking subsidiaries' lower deposit rates, CDs maturing and repricing at lower rates or shifting to lower-cost money market accounts, and FHLB borrowings maturing and repricing at lower rates.

•
Operating Expenses for the fourth quarter were $63.2 million, an increase of $2.2 million, or 4%, from $61 million on a linked quarter basis, primarily due to a legal settlement at the Company's Southern California bank. On a year to date basis, Operating Expenses were up 6% to $236.9 million, primarily due to the increase in Salaries and Benefit expenses as a result of certain separation and retirement expenses, increased fixed compensation, and increases in variable and equity compensation as a result of savings recognized in 2009.

•
Total Balance Sheet Assets as of the end of the fourth quarter were $6.2 billion, an increase of $121.6 million, or 2%, from $6.0 billion as of the end of the third quarter and were up 2% from $6.0 billion as of the end of 2009.

•
Provision for Loan Losses for the fourth quarter was $32.6 million, an increase of $0.5 million, or 2%, from $32.1 million on a linked quarter basis. On a year to date basis, Provision for Loan Losses was $87.2 million, up 94% from $45 million as of the end of 2009, primarily due to further degradation of criticized CRE loans in the portfolio of the Company's Northern California bank.

•
Allowance for Loan Losses as a percentage of Total Loans as of the end of the fourth quarter was 2.20%, down 1 basis point from 2.21%, as of the end of the third quarter and up 61 basis points from 1.59% as of the end of 2009. The year-over-year increase is primarily due to increased levels of classified loans and continued loan charge-offs, particularly in Northern California, other qualitative risk factors, and growth in the loan portfolio, offset slightly by a change in the mix of loan types in the loan portfolio.

Total Deposits were flat on a linked quarter basis at $4.5 billion and were up 5% from $4.3 billion as of the end of 2009. Total Loans decreased 1% as of the end of the fourth quarter to $4.5 billion from the end of the third quarter, and were up 4% from $4.3 billion as of the end of 2009.

Non-Performing Loans for the fourth quarter were $107 million, a decrease of $36.1 million, or 25% from $143.1 million on a linked quarter basis. Non-Performing Loans as a percentage of Total Loans were 2.39% as of the end of the fourth quarter, down from 3.16% as of the end of the third quarter of 2010. The decline in Non-Performing Loans was the result of charge-offs, resolutions, and a slow down of new problem loans. Net Charge-offs for the fourth quarter 2010 were $34.2 million, which represented approximately 76 basis points of Total Loans, compared to $11.1 million of Net Charge-offs during the third quarter 2010, or 25 basis points of Total Loans. Past Due Loans (30-89 days) as a percentage of Total Loans increased 18 basis points on a linked quarter basis to 0.55%.

Total Assets Under Management/Advisory (“AUM”) increased 5%, or $932 million, to $19.5 billion in the fourth quarter. Total AUM was up 11% on a year-over-year basis. The Company experienced fourth quarter AUM inflows of $69 million, as compared to $2 million of inflows in the prior quarter. AUM inflows for the year were $151 million.

Dividend Payments
Concurrent with the release of the fourth quarter 2010 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is February 14, 2011 and the payment date is February 28, 2011.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in assumptions or unanticipated factors adversely affecting the timing, among other matters, of expenses or cost savings relating to or resulting from the consolidation of the Company's banking subsidiaries; adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; risks related to the identification and implementation of acquisitions; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

(In thousands, except per share data)	December 31, 2010	December 31, 2009	September 30, 2010
FINANCIAL DATA:
Total Balance Sheet Assets (1)	$6,152,901	$6,049,265	$6,031,266
Total Equity	518,878	651,154	533,762
Cash and Investment Securities	1,338,238	1,387,483	1,157,657

Commercial Loans	2,356,233	2,213,020	2,386,378
Construction and Land Loans	150,702	315,661	210,915
Residential Mortgage Loans	1,673,934	1,494,703	1,634,958
Home Equity and Other Consumer Loans	299,478	283,656	298,023
Total Loans	4,480,347	4,307,040	4,530,274

Loans Held for Sale	9,145	12,714	22,290
Other Real Estate Owned ("OREO")	12,925	16,600	13,069

Deposits	4,486,726	4,255,219	4,492,516
Borrowings	1,027,925	992,034	886,741

Book Value Per Common Share	$6.04	$6.51	$6.21
Market Price Per Share	$6.55	$5.77	$6.54

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$3,592,000	$3,479,000	$3,561,000
Investment Managers	8,140,000	7,048,000	7,521,000
Wealth Advisory	7,836,000	7,161,000	7,553,000
Less: Inter-company Relationship	(19,000)	(18,000)	(18,000)
Assets Under Management and Advisory	$19,549,000	$17,670,000	$18,617,000

FINANCIAL RATIOS:
Total Equity/Total Assets	8.43%	10.76%	8.85%
Allowance for Loan Losses/Total Loans	2.20%	1.59%	2.21%
Allowance for Loan Losses/Non-Accrual Loans	93%	79%	71%

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,
OPERATING RESULTS:	2010	2009	2010	2010	2009
Net Interest Income	$44,953	$41,057	$46,444	$180,725	$159,485
Investment Management and Trust Fees:
Private Banking	5,744	5,482	5,599	22,826	20,810
Investment Managers	9,682	9,029	8,712	36,941	33,189
Total Investment Management and Trust Fees	15,426	14,511	14,311	59,767	53,999
Total Wealth Advisory Fees	9,787	9,138	9,525	37,874	34,834
Other Private Banking Fees	1,513	1,249	1,678	5,832	5,652
Total Fees	26,726	24,898	25,514	103,473	94,485
Gain on Repurchase of Debt	—	18,332	—	—	18,739
Gain/(Loss) on Sale of Loans and OREO, net	3,385	(2,120)	713	2,410	4,302
Other Revenue, Gains and (Losses), net (3)	1,301	1,254	1,072	5,889	8,923
Total Fees and Other Income	31,412	42,364	27,299	111,772	126,449
Total Revenue	76,365	83,421	73,743	292,497	285,934

Provision for Loan Losses	32,551	13,804	32,050	87,178	44,959

Salaries and Employee Benefits	36,084	32,434	38,662	143,248	127,707
Occupancy and Equipment	7,254	6,981	7,036	27,773	26,818
Professional Services	5,470	5,479	4,857	19,495	19,841
FDIC Insurance	2,113	2,012	2,137	8,603	9,746
Other Operating Expenses (4)	12,256	10,833	8,287	37,736	38,846
Total Operating Expense	63,177	57,739	60,979	236,855	222,958

Income/(Loss) from Continuing Operations, before Tax	(19,363)	11,878	(19,286)	(31,536)	18,017
Income Tax Expense/(Benefit)	(8,172)	2	(12,412)	(19,451)	1,632
Net Income/(Loss) from Continuing Operations	(11,191)	11,876	(6,874)	(12,085)	16,385
Discontinued Operations, Net of Tax (1)	1,917	31,501	267	3,729	(7,505)
Net Income/(Loss) before Attribution to Noncontrolling Interest	(9,274)	43,377	(6,607)	(8,356)	8,880
Less: Net Income Attributable to the Noncontrolling Interest	684	1,169	629	2,614	3,649
Net Income/(Loss) Attributable to the Company	$(9,958)	$42,208	$(7,236)	$(10,970)	$5,231

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,
PER SHARE DATA:	2010	2009	2010	2010	2009
Calculation of Income/(Loss) for EPS:
Net Income/(Loss) from Continuing Operations	$(11,191)	$11,876	$(6,874)	$(12,085)	$16,385
Less: Net Income Attributable to Noncontrolling Interests	684	1,169	629	2,614	3,649
Net Income/(Loss) from Continuing Operations Attributable to the Company	$(11,875)	$10,707	$(7,503)	$(14,699)	$12,736
Adjustments to Net Income/(Loss) Attributable to the Company to Arrive at Net Income/(Loss) Attributable to Common Shareholders (5)	(300)	(13,873)	163	(9,766)	(40,231)
Net Income/(Loss) from Continuing Operations Attributable to the Common Shareholders	$(12,175)	$(3,166)	$(7,340)	$(24,465)	$(27,495)
Net Income/(Loss) from Discontinued Operations	$1,917	$31,501	$267	$3,729	$(7,505)
Net Income/(Loss) Attributable to the Common Shareholder	$(10,258)	$28,335	$(7,073)	$(20,736)	$(35,000)

Calculation of Average Shares Outstanding:
Weighted Average Basic and Diluted Shares	74,371	67,637	74,154	71,321	66,697

Earnings/(Loss) per Share - Basic and Diluted
Earnings/(Loss) per Share from Continuing Operations	$(0.16)	$(0.05)	$(0.10)	$(0.34)	$(0.41)
Income/(Loss) per Share from Discontinued Operations	$0.02	$0.47	$—	$0.05	$(0.11)
Earnings/(Loss) per Share	$(0.14)	$0.42	$(0.10)	$(0.29)	$(0.52)

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

	Average Balance			Interest Income/Expense			Average Yeild/Rate
	Three Months Ended			Three Months Ended			Three Months Ended
	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Sept 30,
AVERAGE BALANCE SHEET:	2010	2009	2010	2010	2009	2010	2010	2009	2010
AVERAGE ASSETS
Earning Assets
Cash and Investments (6)	$1,303,356	$1,412,415	$1,084,506	$5,518	$6,684	$5,689	1.69%	1.89%	2.10%
Loans (7)
Commercial and Construction (6)	2,568,964	2,637,992	2,587,847	34,920	37,395	36,481	5.35%	5.62%	5.56%
Residential Mortgage	1,660,775	1,478,772	1,637,831	19,183	18,883	19,621	4.61%	5.11%	4.79%
Home Equity and Other Consumer	300,273	214,088	295,395	3,064	2,500	3,116	4.02%	4.59%	4.16%
Total Earning Assets	5,833,368	5,743,267	5,605,579	62,685	65,462	64,907	4.25%	4.53%	4.59%
Allowance for Loan Losses	(99,025)	(73,613)	(81,543)
Cash and due From Banks (Non-Interest Bearing)	32,516	27,113	27,983
Other Assets	441,632	580,466	443,124
TOTAL AVERAGE ASSETS	$6,208,491	$6,277,233	$5,995,143

AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$608,474	$492,295	$559,413	454	$728	$467	0.30%	0.59%	0.33%
Money Market	1,814,159	1,576,760	1,698,381	3,718	4,521	3,821	0.81%	1.14%	0.89%
Certificates of Deposits	1,183,250	1,569,426	1,277,670	3,877	7,622	4,422	1.30%	1.93%	1.37%
Total Deposits	3,605,883	3,638,481	3,535,464	8,049	12,871	8,710	0.89%	1.40%	0.98%
Junior Subordinated Debentures and Other Long-term Debt	193,645	215,895	193,645	2,523	2,851	2,511	5.21%	5.28%	5.19%
FHLB Borrowings and Other	685,208	721,999	614,459	5,293	6,916	5,392	3.02%	3.75%	3.43%
Total Interest-Bearing Liabilities	4,484,736	4,576,375	4,343,568	15,865	22,638	16,613	1.40%	1.96%	1.51%
Non-interest Bearing Demand Deposits	1,063,592	906,351	986,892
Payables and Other Liabilities	112,406	98,229	104,806
Total Liabilities	5,660,734	5,580,955	5,435,266
Redeemable Non-Controlling Interest	19,070	53,177	19,542
Stockholders' Equity	528,687	643,101	540,335
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS' EQUITY	$6,208,491	$6,277,233	$5,995,143

Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$46,820	$42,824	$48,294
FTE Adjustment (6)				1,867	1,767	1,850
Net Interest Income (GAAP Basis)				$44,953	$41,057	$46,444
Interest Rate Spread							2.85%	2.57%	3.08%
Net Interest Margin							3.18%	2.97%	3.42%

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

	Average Balance		Interest Income/Expense		Average Yeild/Rate
	Twelve Months Ended		Twelve Months Ended		Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
AVERAGE BALANCE SHEET:	2010	2009	2010	2009	2010	2009
AVERAGE ASSETS
Earning Assets
Cash and Investments (6)	$1,255,767	$1,127,045	$23,360	$30,530	1.86%	2.71%
Loans (7)
Commercial and Construction (6)	2,567,009	2,679,722	144,402	154,358	5.63%	5.76%
Residential Mortgage	1,595,056	1,377,159	76,940	72,214	4.82%	5.24%
Home Equity and Other Consumer	286,044	206,894	12,482	9,321	4.36%	4.51%
Total Earning Assets	5,703,876	5,390,820	257,184	266,423	4.51%	4.94%
Allowance for Loan Losses	(81,393)	(70,771)
Cash and due From Banks (Non-Interest Bearing)	30,375	25,677
Other Assets	485,170	610,657
TOTAL AVERAGE ASSETS	$6,138,028	$5,956,383

AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$555,244	$457,280	$2,029	$3,240	0.37%	0.71%
Money Market	1,701,772	1,315,082	15,223	19,518	0.89%	1.48%
Certificates of Deposits	1,316,818	1,525,844	19,518	36,114	1.48%	2.37%
Total Deposits	3,573,834	3,298,206	36,770	58,872	1.03%	1.78%
Junior Subordinated Debentures and Other Long-term Debt	193,645	240,419	10,028	12,324	5.18%	5.13%
FHLB Borrowings and Other	648,226	817,830	22,414	28,633	3.46%	3.50%
Total Interest-Bearing Liabilities	4,415,705	4,356,455	69,212	99,829	1.57%	2.29%
Non-interest Bearing Demand Deposits	1,025,431	846,916
Payables and Other Liabilities	103,836	62,599
Total Liabilities	5,544,972	5,265,970
Redeemable Non-Controlling Interest	20,175	42,119
Stockholders' Equity	572,881	648,294
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS' EQUITY	$6,138,028	$5,956,383

Net Interest Income - on an FTE Basis			$187,972	$166,594
FTE Adjustment (6)			7,247	7,109
Net Interest Income (GAAP Basis)			$180,725	$159,485
Interest Rate Spread					2.94%	2.65%
Net Interest Margin					3.30%	3.09%

	Three Months Ended			Twelve Months Ended
	Dec 31,	Dec 31,	Sept 30,	Dec 31,	Dec 31,
	2010	2009	2010	2010	2009
OPERATING RATIOS:
Return on Average Equity	(7.53%)	26.25%	(5.36%)	(1.91%)	0.81%
Return on Average Assets	(0.64%)	2.69%	(0.48%)	(0.18%)	0.09%

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

LOAN DATA AND CREDIT QUALITY (8):	Dec 31,	Dec 31,	Sept 30,
	2010	2009	2010
Commercial Loans:
New England	$1,125,669	$943,740	$1,082,877
Northern California	859,073	927,074	935,994
Southern California	234,926	231,684	233,383
Pacific Northwest	136,745	111,039	134,337
Eliminations and other, net	(180)	(517)	(213)
Total Commercial Loans	$2,356,233	$2,213,020	$2,386,378

Construction and Land Loans:
New England	$80,021	$117,817	$97,585
Northern California	55,284	161,839	97,791
Southern California	1,840	7,719	1,869
Pacific Northwest	13,557	28,286	13,670
Total Construction and Land Loans	$150,702	$315,661	$210,915

Residential Mortgage Loans:
New England	$1,181,399	$1,113,842	$1,154,671
Northern California	293,622	219,394	277,321
Southern California	153,102	124,212	159,321
Pacific Northwest	45,811	37,255	43,645
Total Residential Mortgage Loans	$1,673,934	$1,494,703	$1,634,958

Home Equity and Other Consumer Loans:
New England	$199,454	$179,792	$201,569
Northern California	73,172	74,192	72,152
Southern California	17,654	20,947	15,529
Pacific Northwest	7,098	5,278	6,567
Eliminations and other, net	2,100	3,447	2,206
Total Home Equity and Other Consumer Loans	$299,478	$283,656	$298,023

Total Loans
New England	$2,586,543	$2,355,191	$2,536,702
Northern California	1,281,151	1,382,499	1,383,258
Southern California	407,522	384,562	410,102
Pacific Northwest	203,211	181,858	198,219
Eliminations and other, net	1,920	2,930	1,993
Total Loans	$4,480,347	$4,307,040	$4,530,274

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data) (Unaudited)

	Dec 31,	Dec 31,	Sept 30,
	2010	2009	2010
Allowance for Loan Losses:
New England	$32,938	$27,363	$30,948
Northern California	46,117	19,950	49,824
Southern California	12,375	11,659	12,346
Pacific Northwest	6,973	9,472	6,892
Total Allowance for Loan Losses	$98,403	$68,444	$100,010
Special Mention Loans:
New England	$70,114	$41,421	$54,375
Northern California	74,991	20,577	66,493
Southern California	22,691	8,900	7,872
Pacific Northwest	19,819	18,255	21,325
Total Special Mention Loans	$187,615	$89,153	$150,065
Accruing Classified Loans (9):
New England	$19,745	$14,534	$19,228
Northern California	62,518	14,768	66,061
Southern California	6,802	8,117	11,467
Pacific Northwest	8,373	15,118	9,308
Total Accruing Classified Loans	$97,438	$52,537	$106,064
Non-performing Loans:
New England	$25,172	$8,346	$20,872
Northern California	60,373	37,584	99,573
Southern California (10)	10,663	21,953	12,585
Pacific Northwest	10,783	22,455	10,060
Total Non-performing Loans	$106,991	$90,338	$143,090
Other Real Estate Owned:
New England	$—	$870	$892
Northern California	10,207	9,025	4,283
Southern California	1,128	4,382	4,141
Pacific Northwest	1,590	2,323	3,753
Total Other Real Estate Owned	$12,925	$16,600	$13,069
Loans 30-89 Days Past Due:
New England	$12,844	$6,658	$5,515
Northern California	11,219	6,799	8,270
Southern California	682	4,259	2,860
Pacific Northwest	—	3,478	226
Total Loans 30-89 Days Past Due	$24,745	$21,194	$16,871
Loans Charged-off/(Recovered), Net for the Three Months Ended:
New England	$510	$555	$393
Northern California	33,957	6,937	11,896
Southern California	(118)	5,065	(1,224)
Pacific Northwest	(191)	5,813	48
Total Net Loans Charged-off	$34,158	$18,370	$11,113
Loans Charged-off/(Recovered), Net for the Twelve Months Ended:
New England	$3,725	$2,495
Northern California	54,858	8,387
Southern California	(1,753)	13,017
Pacific Northwest	389	16,707
Total Net Loans Charged-off	$57,219	$40,606

Boston Private Financial Holdings, Inc.
Selected Financial Data (1)
(In Thousands, except share data)
(Unaudited)

(1)    In 2009, the Company completed the sale of its affiliates Boston Private Value Investors, Sand Hill Advisors, RINET, Gibraltar, and Westfield Capital Management. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

(3)    Other Revenue, Gains and (Losses), net, as presented in these tables include Gain on Sale of Investments, net; and Other Miscellaneous Revenue.

(4)    Other Operating Expenses, as presented in these tables, include expenses related to Marketing and Business Development, Contract Services and Processing, Impairment Expense and Amortization of Intangibles.

(5)    Adjustments to Net Income Attributable to the Company to arrive at Net Income/(Loss) Attributable to the Common Shareholders, as presented in these tables, include decrease/ (increase) in Noncontrolling Interests Redemption Value; Dividends on Preferred Securities; Accretion of Discount on Series C Preferred Stock; and Accretion of Series B Preferred Stock Beneficial Conversion Feature.

(6)    Interest Income on Non-taxable Investments and Loans are presented on an FTE basis using the federal statutory rate.

(7)    Includes Loans Held for Sale and Non-accrual Loans.

(8)    The concentration of the Private Banking loan data and credit quality is based on the location of the lender. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(9)    Accruing classified loans include loans that are classified as substandard but are still accruing interest income. The Banks may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonperforming at some time in the future.

(10)    Includes the non-strategic loans held for sale of $1.5 million, $3.6 million, and $2.9 million, at Dec 31, 2010, Dec 31, 2009 and Sept 30, 2010, respectively.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Chief Financial Officer
Date: January 27, 2011